CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated May 24 2016, relating to the Statement of Assets and Liabilities of Columbia Sustainable U.S. Equity Income ETF, which appears in such Registration Statement. We also consent to the reference to us under the headings “Other Service Providers” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 24, 2016